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                                                                  Exhibit 3.1(a)



                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             MASTERCARD INCORPORATED

      THE UNDERSIGNED, for the purpose of forming a corporation pursuant to
Section 102 of the Delaware General Corporation Law (the "DGCL"), does hereby certify the following:

      FIRST: The name of the corporation is MasterCard Incorporated (the "CORPORATION").

      SECOND: The address of the registered office of the Corporation in the State of Delaware is 100 West Tenth Street, City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at that address is The Corporation Trust Company.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

      FOURTH: The name and mailing address of the Sole Incorporator is Noah J. Hanft, 2000 Purchase Street, Purchase, New York 10577.

      FIFTH: The Corporation shall have the authority to issue shares of common stock, $.01 par value per share, in three classes, all of which shall be nonassessable: Class A Common Stock ("CLASS A STOCK"), Class B Common Stock ("CLASS B STOCK") and Class C Common Stock ("CLASS C STOCK" and, together with the Class A Stock and the Class B Stock, the "COMMON STOCK"). The number of shares of Class A Stock that the Corporation may issue is limited to 275 million. The number of shares of Class B Stock that the Corporation may issue is limited to 25 million. The number of shares of Class C Stock that the Corporation may issue is limited to 75 million.

            1. CLASS A STOCK AND CLASS B STOCK. The Class A Stock and the Class B Stock and the holders thereof shall have the rights, preferences and privileges and be subject to the restrictions set forth below.

                  a. DIVIDENDS. The shares of Class A Stock and the shares of Class B Stock shall participate equally in any dividends declared by the Corporation's board of directors (the "BOARD").

                  b. CONVERSION.

                    (i) CLASS B STOCK. Each share of Class B Stock (other than a share of Class B Stock that constitutes a share of "ec Picto Stock," as that term is defined in the Share Exchange and Integration Agreement, dated as of _______, 2001, by and among the Corporation, MasterCard International Incorporated ("MCI") and Europay International S.A. (the "INTEGRATION AGREEMENT")) shall automatically be converted into one share of Class A Stock, without further action by the Corporation or the holder of the share, at the close of business New York City time, on the Transition Date (as defined in the Integration Agreement); provided, however, that if such date is not a day on which banks in New York City are open for business, then the conversion shall take place at the close of business, New York City time, on the next date on which banks in New York City are open for business (the "FIRST CONVERSION DATE"). Each share of ec Picto Stock shall automatically be converted into one share of Class A Stock at the close of business, New York City time, on the second anniversary of the First Conversion Date; provided, however, that if such date is not a day on which banks in New York City are open for business, then the conversion shall take place at the close of business, New York City time, on the next date on which banks in New York City are open for business.
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                    (ii) RESERVATION OF CLASS A STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Stock solely for the purpose of effecting the conversion of Class B Stock such number of shares of Class A Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Stock.

                    (iii) CANCELLATION UPON CONVERSION. Upon the conversion of any shares of Class B Stock, the shares of Class B Stock so converted shall be cancelled and shall no longer be issuable by the Corporation.

                  c. VOTING RIGHTS.

                    (i) Except as otherwise provided in this paragraph, the holders of Class A Stock shall have the right to one vote for each share of Class A Stock held by them and, prior to and including the Transition Date, the holders of Class B Stock shall have the right to one vote for each share of Class B Stock held by them. The Class B Stock shall have no voting rights following the Transition Date.

                    (ii) In any vote for the election of directors of the Corporation, no holder of capital stock eligible to be voted in that election, together with its Affiliates (as defined below), shall be entitled to exercise voting power in excess of 7% (the "PERCENTAGE VOTING LIMITATION") of the outstanding shares of capital stock entitled to be voted in that election. At any time following the Transition Date, either the Board, by the affirmative vote of not less than a majority of the entire Board, or the stockholders, by a resolution approved by the affirmative vote of the holders of not less than a majority of the outstanding shares of Class A Stock, may amend, modify or delete the Percentage Voting Limitation; provided, however, that the affirmative vote of at least 75% of the members of the Board present at a meeting at which a quorum is present shall be required to increase the Percentage Voting Limitation to an amount greater than 15%. This paragraph c(ii) of Article FIFTH shall not be amended, modified or deleted without the approval of at least 75% of the members of the Board present at a meeting at which a quorum is present and the approval of at least a majority of the outstanding shares of Class A Stock (or, prior to and including the Transition Date, the holders of not less than a majority of the outstanding shares of Class A Stock and of Class B Stock, voting together as a single class). The term "AFFILIATE", as used in this Certificate of Incorporation, shall mean any direct or indirect parent entity of the holders of Class A Stock (or, prior to and including the Transition Date, the holders of Class A Stock and/or Class B Stock), and any direct or indirect majority-owned subsidiary of any such holder or any of its parents.

                  d. ISSUANCE. The Corporation shall not issue any Class B Stock except in accordance with the provisions of Sections 1.1, 1.2 and 1.3 of the Integration Agreement.

                  e. REDEMPTION. Shares of Class A Stock and Class B Stock may be redeemed by the Corporation in order to effectuate any reallocation of shares among the stockholders in accordance with Section 1.3 of the Integration Agreement.

            2. CLASS C STOCK. The Class C Stock may be issued from time to time in one or more series, each of which will have such voting powers (or no voting powers), designations, preferences and relative, participating, optional or other special rights, and qualifications or restrictions of those powers, preferences or rights, as are stated in the resolution or resolutions of the Board providing for the issuance of the series; provided, however, that in no event shall any shares of Class C Stock be entitled to voting rights, rights to dividends or rights to participate in a liquidation that are greater than the corresponding rights of the Class A Stock. The rights which the Board may (but will not be required to) give to the holders of one or more series of Class C Stock will include, but not be limited to, (a) the right


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to receive dividends at such rates, on such conditions and at such times, as may be stated in the resolution or resolutions providing for the issuance of the series, (b) such rights upon the dissolution of the Corporation as may be stated in the resolution or resolutions providing for the issuance of the series and
(c) such rights to convert shares of the series into, or exchange shares of the series for, shares of any other class or classes or any other series of the same or any other class of stock of the Corporation, as may be stated in the resolution or resolutions providing for the issuance of the series.

      SIXTH: The Corporation shall not, without first obtaining (i) the approval of at least 75% of the members of the Board present at a meeting at which a quorum is present and (ii) the approval of the holders of not less than a majority of the outstanding shares of Class A Stock (or, prior to and including the Transition Date, the holders of not less than a majority of the outstanding shares of Class A Stock and Class B Stock, voting together as a single class):

            a. (i) alter the Corporation's status as a stock corporation; (ii) amend this Certificate of Incorporation to authorize the Corporation to issue any stock other than Class A Stock, Class B Stock or Class C Stock; (iii) sell, lease or exchange all or substantially all of the assets of the Corporation or approve the sale, lease or exchange of all or substantially all of the assets of MCI; (iii) consummate any merger or consolidation of the Corporation or MCI with another corporation; or (iv) undertake an initial public offering of any class of the Corporation's equity securities;

            b. in its capacity as the Class B member of MCI, consent to any proposed amendment to (i) Article FIFTH of the certificate of incorporation of MCI as in effect from and after ________, 2001 [INSERT CLOSING DATE], (ii) Article SEVENTH of the certificate of incorporation of MCI as in effect from and after ________, 2001 [INSERT CLOSING DATE], (iii) Article NINTH, Section (b) of the certificate of incorporation of MCI as in effect from and after ________, 2001 [INSERT CLOSING DATE] or (iv) Article VI, Section 4(b) of the bylaws of MCI as in effect from and after ________, 2001 [INSERT CLOSING DATE]; or

            c. amend, modify or delete this Article SIXTH.

      SEVENTH: The Corporation shall not:

            a. issue shares of Class C Stock without first obtaining the approval of at least two-thirds of the members of the Board present at a meeting at which a quorum is present; provided, however, that if an issuance of shares of Class C Stock, when taken together with all other issuances of shares of Class C Stock made during the immediately preceding two years, represent greater than 5% of the number of shares of Class A Stock and Class B Stock outstanding before giving effect to that issuance, then the issuance of Class C Stock shall not be made without the prior approval of at least 75% of the members of the Board present at a meeting at which a quorum is present; provided, further, that the affirmative vote of at least 75% of the members of the Board present at a meeting at which a quorum is present shall be required to issue any shares of Class C Stock with voting rights;

            b. permit any stockholder of the Corporation (together with its Affiliates) to own shares of capital stock representing more than 15% of the outstanding shares of voting stock of the Corporation without the approval of at least two-thirds of the members of the Board present at a meeting at which a quorum is present;

            c. amend, modify or delete clause (a) of this Article SEVENTH and this clause (c) without the approval of at least 75% of the members of the Board present at a meeting at which a quorum is present and the approval of the holders of not less than a majority of the outstanding shares of Class A Stock (or, prior to and including the Transition Date, the holders of not less than a majority of the outstanding shares of Class A Stock and Class B Stock, voting together as a single class); or


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            d. amend, modify or delete clause (b) of this Article SEVENTH and this clause (d) without the approval of at least two-thirds of the members of the Board present at a meeting at which a quorum is present and the approval of the holders of not less than a majority of the outstanding shares of Class A Stock (or, prior to and including the Transition Date, the holders of not less than a majority of the outstanding shares of Class A Stock and Class B Stock, voting together as a single class).

      EIGHTH: Unless the Board by the affirmative vote of at least 75% of its members present at a meeting at which a quorum is present decides otherwise, (i) in addition to the eligibility criteria for directors of the Corporation set forth in the Bylaws of the Corporation as in effect from and after ________, 2001 [INSERT CLOSING DATE], no more than one-third of the number of members of the Board shall consist of persons who are directors, officers or employees of, or consultants to, stockholders designated as being part of a particular region of the Corporation; and (ii) the Corporation shall not amend Section 2 of
Article III of the Bylaws of the Corporation as in effect from and after ________, 2001 [INSERT CLOSING DATE]. This Article EIGHTH shall not be amended, modified or deleted without the approval of at least 75% of the members of the Board present at a meeting at which a quorum is present and the approval of the holders of not less than a majority of the outstanding shares of Class A Stock (or, prior to and including the Transition Date, the holders of not less than a majority of the outstanding shares of Class A Stock and Class B Stock, voting together as a single class).

      NINTH: In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter or repeal the bylaws of the Corporation.

      TENTH: No director will have any personal liability to the Corporation or its members for monetary damages for any breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Corporation,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or
(iv) for any transaction from which the director obtained an improper personal benefit.

      ELEVENTH: Pursuant to Section 211(e) of the DGCL, directors shall not be required to be elected by written ballot.

      IN WITNESS WHEREOF, MasterCard Incorporated has caused this Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer, and its corporate seal to be hereunto affixed and attested by its Secretary, this ___ day of __________, 2001.

                                                MASTERCARD INCORPORATED


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